Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Trillium Therapeutics Inc. of our report dated March 7, 2019 with respect to the consolidated financial statements of Trillium Therapeutics Inc., included in its Annual Report on Form 20-F for the year ended December 31, 2018, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Toronto, Canada	Chartered Professional Accountants
November 14, 2019	Licensed Public Accountants